Exhibit 99.1

Digital Locations CEO Rich Berliner Discussed Efficient Movement of Space to Earth Data with Retired NASA Executive

Professor Jeff Volosin discussed the use of LEO satellites and communication networks in the space industry, including advancements in civil space ventures

SANTA BARBARA, CA, Aug 01, 2024 (GLOBE NEWSWIRE) – Digital Locations, Inc. (OTCMKTS:DLOC), the developer of a disruptive technology that will deliver high-speed Internet from satellites directly to smartphones all over the world, today announced that in a recent podcast, its CEO, Rich Berliner, spoke with Professor Jeff Volosin, an aeronautical engineer and retired NASA executive with over 38 years of experience in the space industry and government, about the efficient movement of data between space and Earth.

During the discussion, Professor Volosin highlighted the evolution of space technology, noting the shift from government-developed infrastructure to commercially provided services. “A significant part of my career was in outreach to industry, partnering with them to get commercial services provided instead of NASA investing in all the infrastructure. This plays into what you’re doing, Rich, where not everyone has to be the infrastructure developer; many can be infrastructure users, making it economical for everyone.

Professor Volosin continued, “NASA’s work over decades laid the groundwork for entrepreneurs. High-speed data from space to a handheld device is viable now, but it comes with challenges. Addressing economic profitability and security concerns is essential. The challenge is making it happen.”

Professor Jeff Volosin is an astronautical engineer with a lengthy career that includes 20 years in senior leadership at Honeywell Technology Solutions, Inc., and 18 years of federal service at NASA. His positions ranged from project manager to acting Vice President of Civil Space at HTSI, and from NASA Project and Program Manager to Associate Director of Earth Sciences Flight Projects. He also served as Deputy Director of Astrophysics and Deputy Director of Spacecraft Communications Networks at NASA HQ and was awarded the NASA Distinguished Service Medal in 2024. Additionally, Professor Volosin is an Adjunct Professor at Capitol Technology, teaching Spacecraft Systems, Systems Engineering, and Electrical Engineering courses.

This podcast can be viewed at https://www.youtube.com/watch?v=oS6PGO49A40.

About Digital Locations, Inc.

Digital Locations, Inc., is the developer of a breakthrough technology that will enable delivery of high-speed Internet from satellites directly to smartphones all over the world. Today, high-speed Internet (also known as broadband Internet) is only available in densely populated areas around the world. The rest of the world is still waiting. Elon Musk (SpaceX), Jeff Bezos (Blue Origin), and others are launching thousands of Low Earth Orbit (LEO) satellites. Unfortunately, without the use of additional equipment, the technology does not yet exist that will allow these satellites to deliver high-speed Internet directly to smartphones. Solving this problem represents an extraordinary business opportunity. Working with a research team from Florida International University (FIU), we are developing Satenna™, a potentially disruptive technology that only requires modifications on the smartphone side. This breakthrough can potentially eliminate the need to make costly and time-consuming modifications to existing, as well as future satellites. Satenna™ will finally make it possible for the wireless industry to offer high-speed Internet service from satellites directly to smartphones anywhere in the world, indoors and outdoors with no dead zones and no cell towers. Anyone, anywhere, regardless of location, economic status, race, or gender will be able to access high-speed Internet service and benefit from remote learning, health care, government services, telework, participation in public affairs, and even Netflix, Amazon, and much, much more.

To learn more about Digital Locations please visit www.digitallocations.com

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